Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	February 6, 2019
Jacobs Engineering Group Inc. Reports Earnings for the First Quarter of Fiscal 2019

Strong Start to Fiscal 2019 and On Track to Meet or Exceed Prior 3-Year Strategy Targets

DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: JEC) today announced its financial results for the fiscal first quarter ended December 28, 2018.
Highlights:

•	Q1 2019 revenue (excluding ECR) of $3.1 billion[1] grew 73% year-over-year and 12% on a pro forma basis

•	Q1 2019 operating profit margin and adjusted operating profit margin[1] (excluding ECR) up over 75 bps

•	Q1 2019 EPS of $0.86, impacted by ECR sale, CH2M related restructuring and other charges

•	Q1 2019 adjusted EPS of $1.14 up 48% year-over-year and above the mid-point of guidance

•	Increasing fiscal 2019 adjusted EPS outlook to $5.10 to $5.50 from $5.00 to $5.40[2], assuming full-year ECR

•	Backlog (excluding ECR) increased $1.4 billion, or 8% year-over-year to $20.3 billion[1]
Jacobs’ Chair and CEO, Steve Demetriou, commented “We have demonstrated a track record of disciplined capital deployment by accelerating profitable growth and scale through the acquisition of CH2M, transforming our portfolio with the announced divestiture of our Energy, Chemicals and Resources business and opportunistically buying back shares - all while on track to exceed our 3-year financial commitments made in 2016. Furthermore, we are excited about future opportunities for strong profitable growth in the company's continuing lines of business and look forward to communicating our new Jacobs strategy at the upcoming investor day.”

The company continues to expect the sale of its Energy, Chemicals and Resources (ECR) business to close by June 30th.

Jacobs’ CFO, Kevin Berryman, added, “Our first quarter results demonstrate a strong start to the fiscal year with double-digit revenue and operating profit growth. The integration of CH2M is in the final stages with cost synergies ahead of schedule and revenue synergies materializing. Looking forward our transformed portfolio is well positioned to further expand margins and we continue to expect $920 million to $1 billion in adjusted EBITDA3, excluding the ECR results for fiscal 2019."
The company plans to present its new strategy at its investor day on February 19, 2019, including additional details on the timing and scope of the previously announced $1 billion share repurchase authorization.

1Reflects results from continuing operations (which excludes ECR results) as reported in accordance with GAAP.
2Reconciliation of the adjusted EPS outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2019.
3Reconciliation of the adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2019.

First Quarter Review

	Fiscal 1Q 2019	Fiscal 1Q 2018	Change
Revenue	$3.1 billion	$1.8 billion	$1.3 billion
GAAP Net Earnings	$124 million	$2 million	$122 million
GAAP Earnings Per Diluted Share (EPS)	$0.86	$0.02	$0.84
Adjusted Net Earnings	$164 million	$97 million	$67 million
Adjusted EPS	$1.14	$0.77	$0.37
The company’s adjusted net earnings and adjusted EPS for the first quarter of fiscal 2019 and fiscal 2018 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 1Q 2019	Fiscal 1Q 2018
After-tax restructuring and other charges	$31 million ($0.22 per diluted share)	$15 million ($0.10 per diluted share)
After-tax transaction costs incurred in connection with the closing of the CH2M acquisition and the pending sale of the ECR segment	$5 million ($0.03 per diluted share)	$51 million ($0.41 per diluted share)
Charge resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform and the add-back of depreciation and amortization relating to the ECR business that was ceased as a result of the application of held for sale accounting
	$4 million ($0.03 per diluted share)	$29 million ($0.23 per diluted share)
Adjusted Earnings (EPS)	$164 million ($1.14 per diluted share)	$97 million ($0.77 per diluted share)
(note: earnings per share amounts may not add due to rounding)
Fiscal first quarter 2019 earnings include an effective tax rate of 24% excluding the U.S. tax reform adjustment mentioned above and $0.07 in discrete tax items.
Jacobs is hosting a conference call at 10:00 A.M. ET on Wednesday February 6, 2019, which it is webcasting live at www.jacobs.com.
Energy, Chemicals and Resources (ECR) Sale to WorleyParsons
On October 21, 2018, WorleyParsons Limited entered into a Stock and Asset Purchase Agreement to acquire the Jacobs' ECR business for a purchase price of $3.3 billion consisting of (i) $2.6 billion in cash plus (ii) 58.2 million ordinary shares of WorleyParsons, subject to adjustments for changes in working capital and certain other items (the “Transaction”). The Transaction, which has been approved by the boards of directors of the company and WorleyParsons, is expected to close in the first half of calendar year 2019.
About Jacobs
Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With $15 billion in fiscal 2018 revenue and a talent force of more than 80,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 28, 2018, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended December 28, 2018, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended
	December 28, 2018	December 29, 2017
Revenues	$3,083,788	$1,783,999
Direct cost of contracts	(2,515,268)	(1,441,905)
Gross profit	568,520	342,094
Selling, general and administrative expenses	(455,390)	(346,764)
Operating Profit	113,130	(4,670)
Other Income (Expense):
Interest income	2,104	3,834
Interest expense	(25,325)	(7,092)
Miscellaneous income (expense), net	2,282	1,225
Total other (expense) income, net	(20,939)	(2,033)
Earnings from Continuing Operations Before Taxes	92,191	(6,703)
Income Tax Expense for Continuing Operations	(22,758)	(27,200)
Net Earnings of the Group from Continuing Operations	69,433	(33,903)
Net Earnings of the Group from Discontinued Operations	60,158	36,464
Net Earnings of the Group	129,591	2,561
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(4,539)	(331)
Net Earnings Attributable to Jacobs from Continuing Operations	64,894	(34,234)
Net (Earnings) Loss Attributable to Noncontrolling Interests from Discontinued Operations	(756)	(67)
Net Earnings Attributable to Jacobs from Discontinued Operations	$59,402	$36,397
Net Earnings Attributable to Jacobs	$124,296	$2,163
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.45	$(0.27)
Basic Net Earnings from Discontinued Operations Per Share	$0.42	$0.29
Basic Earnings Per Share	$0.87	$0.02

Diluted Net Earnings from Continuing Operations Per Share	$0.45	$(0.27)
Diluted Net Earnings from Discontinued Operations Per Share	$0.41	$0.29
Diluted Earnings Per Share	$0.86	$0.02

Segment Information (in thousands):
Please note that segments have been realigned effective Q1 as a result of the company's strategy update. Specifically, this change allows us to better leverage our leading environmental services capabilities within our global infrastructure solutions platform. Please reference investor presentation for additional detail on historical results.

	For the Three Months Ended
	December 28, 2018	December 29, 2017
Revenues from External Customers:
Aerospace, Technology and Nuclear	$1,035,028	$710,875
Buildings, Infrastructure and Advanced Facilities	2,048,760	1,073,124
Total	$3,083,788	$1,783,999

	For the Three Months Ended
	December 28, 2018	December 29, 2017
Segment Operating Profit:
Aerospace, Technology and Nuclear	$72,152	$61,066
Buildings, Infrastructure and Advanced Facilities	159,459	66,861
Total Segment Operating Profit	231,611	127,927
Other Corporate Expenses	(71,247)	(49,229)
Restructuring and Other Charges from Continuing Operations	(47,234)	(15,727)
Transaction Costs	—	(67,641)
Total U.S. GAAP Operating Profit	113,130	(4,670)
Total Other (Expense) Income, net (1)	(20,939)	(2,033)
Earnings Before Taxes from Continuing Operations	$92,191	$(6,703)

(1)
Includes the reversal of the gain on the partial settlement of the CH2M retiree medical plans of $2.2 million for the three-month period ended December 28, 2018 and the amortization of deferred financing fees related to the CH2M acquisition of $0.5 million and $0.3 million for the three-month periods ended December 28, 2018 and December 29, 2017.

Other Operational Information (in thousands):

	For the Three Months Ended
Continuing Operations	December 28, 2018	December 29, 2017
Depreciation (pre-tax)	$18,211	$18,476
Amortization of Intangibles (pre-tax)	$18,671	$11,444
Pass-Through Costs Included in Revenues	$586,523	$377,434
Capital Expenditures	$24,280	$14,829

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Balance Sheet (in thousands):

Unaudited	December 28, 2018	September 28, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$886,707	$772,220
Receivables and contract assets	2,681,908	2,513,934
Prepaid expenses and other	128,977	171,096
Current assets held for sale	1,201,270	1,099,334
Total current assets	4,898,862	4,556,584
Property, Equipment and Improvements, net	256,488	257,859
Other Noncurrent Assets:
Goodwill	4,771,086	4,795,856
Intangibles, net	552,030	572,952
Miscellaneous	785,884	760,854
Noncurrent assets held for sale	1,680,909	1,701,690
Total other noncurrent assets	7,789,909	7,831,352
	$12,945,259	$12,645,795
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$3,136	$3,172
Accounts payable	895,434	776,189
Accrued liabilities	994,111	1,167,002
Contract liabilities	409,764	377,760
Current liabilities held for sale	792,279	821,570
Total current liabilities	3,094,724	3,145,693
Long-term Debt	2,668,993	2,144,167
Other Deferred Liabilities	1,201,786	1,260,977
Noncurrent liabilities held for sale	138,722	150,604
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—140,399,713 shares and 142,217,933 shares as of December 28, 2018 and September 28, 2018, respectively	140,400	142,218
Additional paid-in capital	2,672,390	2,708,839
Retained earnings	3,796,864	3,809,991
Accumulated other comprehensive loss	(856,552)	(806,703)
Total Jacobs stockholders’ equity	5,753,102	5,854,345
Noncontrolling interests	87,932	90,009
Total Group stockholders’ equity	5,841,034	5,944,354
	$12,945,259	$12,645,795

Statement of Cash Flow (in thousands):

	For the Three Months Ended
	December 28, 2018	December 29, 2017
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$129,591	$2,561
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	20,321	24,832
Intangible assets	19,285	14,695
(Gain) Loss on disposal of businesses and investments	—	(226)
Stock based compensation	15,594	24,619
Tax deficiency from stock based compensation	—	—
Equity in earnings of operating ventures, net	(3,141)	(3,631)
(Gain) Losses on disposals of assets, net	511	(20)
Loss (Gain) on pension and retiree medical plan changes	(2,172)	3,819
Deferred income taxes	(26,080)	(11,951)
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets	(299,061)	15,749
Prepaid expenses and other current assets	39,198	(1,550)
Accounts payable	18,891	(38,875)
Accrued liabilities	(169,948)	(110,140)
Contract liabilities	119,641	71,587
Other deferred liabilities	(80,439)	5,997
Other, net	(6,892)	49,420
Net cash (used for) provided by operating activities	(224,701)	46,886
Cash Flows Used for Investing Activities:
Additions to property and equipment	(20,721)	(22,450)
Disposals of property and equipment	205	104
Distributions of capital from (contributions to) equity investees	(966)	(607)
Acquisitions of businesses, net of cash acquired	—	(1,365,809)
Purchases of noncontrolling interests	(1,113)	—
Net cash used for investing activities	(22,595)	(1,388,762)
Cash Flows Provided by Financing Activities:
Net proceeds from borrowings	527,057	1,643,146
Proceeds from issuances of common stock	7,582	14,454
Common stock repurchases	(141,799)	—
Taxes paid on vested restricted stock	(18,512)	(13,780)
Cash dividends, including to noncontrolling interests	(28,603)	(18,143)
Net cash provided by (used for) financing activities	345,725	1,625,677
Effect of Exchange Rate Changes	22,115	1,887
Net Increase in Cash and Cash Equivalents	120,544	285,688
Cash and Cash Equivalents at the Beginning of the Period	793,358	774,151
Cash and Cash Equivalents at the End of the Period	913,902	1,059,839
Less Cash and Cash Equivalents included in Assets held for Sale	(27,195)	(30,615)
Cash and Cash Equivalents of Continuing Operations at the End of the Period	$886,707	$1,029,224

Backlog (in millions):

	December 28, 2018	December 29, 2017
Aerospace, Technology and Nuclear	$7,158	$6,642
Buildings, Infrastructure and Advanced Facilities	13,177	12,269
Total	$20,335	$18,911
Pro Forma Figures
In this press release, comparisons of current quarter results to the historical results of Jacobs and CH2M on a pro forma basis for first quarter of fiscal year 2018 were calculated by using revenue and backlog of the combined Jacobs and CH2M entities as if the acquisition of CH2M had occurred prior to the historical period, as adjusted for (i) the exclusion of restructuring and other related charges; (ii) the deconsolidation of CH2M’s investment in Chalk River as if deconsolidated on October 1, 2016 and (iii) the exclusion of the revenue and operating results associated with CH2M’s MOPAC project. We believe this information helps provide additional insight into the underlying trends of our business when comparing current performance against prior periods. Readers should consider this information together with a comparison to Jacobs’ historical financial results as reported in Jacobs’ filings with the SEC, which reflect Jacobs-only performance for periods prior to the closing of the CH2M acquisition on December 15, 2017, and CH2M’s historical financial results as reported in CH2M’s filings with the SEC. The Company believes this information helps provide additional insight into the underlying trends of the Company’s business when comparing current performance against prior periods.
Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are adjusted net earnings, adjusted EPS, adjusted operating profit margin and adjusted EBITDA.
Adjusted net earnings, adjusted EPS and adjusted operating profit margin are non-GAAP financial measures that are calculated by (i) excluding the costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition, which include involuntary terminations, costs associated with co-locating Jacobs and CH2M offices, costs and expenses of the Integration Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, and similar costs and expenses (collectively referred to as the “CH2M Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with closing of the CH2M acquisition, including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the acquisition, and similar transaction costs and expenses (collectively referred to as “CH2M transaction costs”); (iv) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (v) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held for sale accounting; and (vi) excluding transaction costs and expenses incurred in connection with the pending sale of the ECR business of the Company. Adjustments to derive adjusted net earnings and adjusted EPS are calculated on an after-tax basis. Adjusted EBITDA is calculated in accordance with the Company’s existing credit facilities. We believe that adjusted net earnings, adjusted EPS, adjusted operating profit margin and adjusted EBITDA are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses adjusted net earnings, adjusted EPS, adjusted operating profit margin and adjusted EBITDA in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.
The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings, EPS and operating profit margin to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data: (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation.

U.S. GAAP Reconciliation for the first quarter of fiscal 2019 and 2018

	Three Months Ended
	December 28, 2018
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$3,083,788	$—	$—	$—	$3,083,788
Direct cost of contracts	(2,515,268)	2,870	—	—	(2,512,398)
Gross profit	568,520	2,870	—	—	571,390
Selling, general and administrative expenses	(455,390)	44,362	—	—	(411,028)
Operating Profit	113,130	47,232	—	—	160,362
Total other (expense) income, net	(20,939)	(2,174)	515	—	(22,598)
Earnings from Continuing Operations Before Taxes	92,191	45,058	515	—	137,764
Income Tax Expense for Continuing Operations	(22,758)	(9,695)	(125)	11,024	(21,554)
Net Earnings of the Group from Continuing Operations	69,433	35,363	390	11,024	116,210
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(4,539)	—	—	—	(4,539)
Net Earnings Attributable to Discontinued Operations	59,402	(4,723)	4,795	(7,160)	52,314
Net earnings attributable to Jacobs	$124,296	$30,640	$5,185	$3,864	$163,985
Diluted Net Earnings from Continuing Operations Per Share	$0.45	$0.25	$—	$0.08	$0.78
Diluted Net Earnings from Discontinued Operations Per Share	$0.41	$(0.03)	$0.03	$(0.05)	$0.36
Diluted Earnings Per Share	$0.86	$0.22	$0.03	$0.03	$1.14
Operating profit margin	3.67%				5.20%
(1) Includes pre-tax CH2M transaction costs and adjustments of $0.5 million as well as pre-tax transaction costs associated with the recently announced sale of our ECR line of business of $6.3 million.
(2) Includes the add-back of depreciation and amortization relating to the ECR business that was ceased as a result of the application of held for sale accounting and the effects of tax reform.

	Three Months Ended
	December 29, 2017
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M Transaction Costs	Other Adjustments (1)	Adjusted
Revenues	$1,783,999	$—	$—	$—	$1,783,999
Direct cost of contracts	(1,441,905)	—	—	—	(1,441,905)
Gross profit	342,094	—	—	—	342,094
Selling, general and administrative expenses	(346,764)	15,727	67,641	—	(263,396)
Operating Profit	(4,670)	15,727	67,641	—	78,698
Total other (expense) income, net	(2,033)	—	256	—	(1,777)
Earnings from Continuing Operations Before Taxes	(6,703)	15,727	67,897	—	76,921
Income Tax Expense for Continuing Operations	(27,200)	(3,815)	(16,536)	28,803	(18,748)
Net Earnings of the Group from Continuing Operations	(33,903)	11,912	51,361	28,803	58,173
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(331)	—	—	—	(331)
Net Earnings Attributable to Discontinued Operations	36,397	2,745	—	—	39,142
Net earnings attributable to Jacobs	$2,163	$14,657	$51,361	$28,803	$96,984
Diluted Net Earnings from Continuing Operations Per Share	$(0.27)	$0.09	$0.41	$0.23	$0.46
Diluted Net Earnings from Discontinued Operations Per Share	$0.29	$0.01	$—	$—	$0.31
Diluted Earnings Per Share	$0.02	$0.10	$0.41	$0.23	$0.77
Operating profit margin	(0.26)%				4.41%
(1) Adjustments related to the one time tax reform impact.

Earnings Per Share:

	Three Months Ended
	December 28, 2018	December 29, 2017
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$64,894	$(34,234)
Net earnings from continuing operations allocated to participating securities	(135)	243
Net earnings from continuing operations allocated to common stock for EPS calculation	$64,759	$(33,991)

Net earnings attributable to Jacobs from discontinued operations	$59,402	$36,397
Net earnings from discontinued operations allocated to participating securities	(124)	(258)
Net earnings from discontinued operations allocated to common stock for EPS calculation	$59,278	$36,139

Net earnings allocated to common stock for EPS calculation	$124,037	$2,148

Denominator for Basic and Diluted EPS:
Weighted average basic shares	142,451	125,008
Shares allocated to participating securities	(297)	(886)
Shares used for calculating basic EPS attributable to common stock	142,154	124,122

Effect of dilutive securities:
Stock compensation plans	1,424	1,023
Shares used for calculating diluted EPS attributable to common stock	143,578	125,145

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.45	$(0.27)
Basic Net Earnings from Discontinued Operations Per Share	$0.42	$0.29
Basic EPS	$0.87	$0.02
Diluted Net Earnings from Continuing Operations Per Share	$0.45	$(0.27)
Diluted Net Earnings from Discontinued Operations Per Share	$0.41	$0.29
Diluted EPS	$0.86	$0.02

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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